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                                                                    Exhibit 8.2
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                               ATTORNEYS AT LAW
AUSTIN
BRUSSELS
HOUSTON            A REGISTERED LIMITED LIABILITY PARTNERSHIP
LONDON                INCLUDING PROFESSIONAL CORPORATIONS
LOS ANGELES
MOSCOW                        1700 PACIFIC AVENUE
NEW YORK                           SUITE 4100
PHILADELPHIA                DALLAS, TEXAS 75201-4675
SAN ANTONIO                      (214) 969-2800
WASHINGTON                     FAX (214) 969-4343


                  WRITER'S DIRECT DIAL NUMBER (214) 969 - 2800


                                  May 26, 1998


Insignia Financial Group
One Insignia Financial Plaza
Greenville, South Carolina  29602

Dear Sir or Madam:

         We have reviewed the section entitled "Federal Income Tax Considerations" in the Registration Statement on Form S-4 (the "Registration Statement") filed on May 26, 1998 by Insignia Properties Trust, a Maryland real estate investment trust ("IPT"). Capitalized terms used herein have the meanings ascribed to them in the Registration Statement.

         The following opinion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated under the Code, judicial authority and current published revenue rulings and procedures, all as of the date of this letter, and all of which may change at any time. Any change in the relevant law could change our conclusions and render our opinion inapplicable. This opinion represents our best legal judgment and has no binding effect o the Internal Revenue Service (the "IRS") or any court. Accordingly, no assurance can be given that the IRS or a court would concur with the conclusions reached herein.

         Based on and subject to the foregoing, it is our opinion that the statements in the Registration Statement set forth under the heading "Federal Income Tax Considerations," to the extent they constitute matters of federal law or legal conclusions with respect thereto, fairly summarize the material federal income tax consequences that are likely to be material to a holder of IPT Common Shares.

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Akin, Gump, Strauss, Hauer & Feld, L.L.P.

Insignia Financial Group
May 26, 1998
Page 2


         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm and this opinion in the Registration Statement.


                                   Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                                   /s/ Akin, Gump Strauss, Hauer & Feld, L.L.P.